UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2003

ENDOCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-27212 (Commission File Number)	33-0618093 (IRS Employer Identification No.)

201 Technology Drive, Irvine, California 92618
(Address of principal executive offices, including zip code)

(949) 450-5400
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
Exhibit 99.1
Exhibit 99.1

ITEM 5. OTHER EVENTS

On April 7, 2003 and as previously reported by Endocare, Inc. (the “Company”) in a press release dated the same day, the Company sold its Dura-II positionable urological prostheses product line to American Medical Systems, Inc. Under the terms of an Agreement of Purchase and Sale, the transaction, valued at approximately $2 million, included the intellectual property, customer lists and production equipment related to the product as well as the then current Dura-II inventory. Attached hereto as Exhibit 99.1 is a copy of the Agreement of Purchase and Sale. Attached hereto as Exhibit 99.1 is the press release issued by the Company on April 7, 2003 relating to the transaction with American Medical Systems, Inc.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

99.1	Agreement of Purchase and Sale, dated April 7, 2003 among Endocare, Inc., Timm Medical Technologies, Inc. and American Medical Systems, Inc. Certain schedules and exhibits referenced in the Agreement of Purchase and Sale have been omitted. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

99.2	Press Release, dated April 7, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC.

	By:	/s/ Katherine Greenberg

Date: April 22, 2003		Katherine Greenberg Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Agreement of Purchase and Sale, dated April 7, 2003 among Endocare, Inc., Timm Medical Technologies, Inc. and American Medical Systems, Inc. Certain schedules and exhibits referenced in the Agreement of Purchase and Sale have been omitted. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

99.2	Press Release, dated April 7, 2003.